UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2020

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

RedfinNow Borrower LLC ("RedfinNow Borrower"), one of our wholly owned subsidiaries, is a party to a Loan and Security Agreement, dated as of July 26, 2019 (as amended, the "Loan Agreement"), with Goldman Sachs Bank USA ("Goldman"). Additionally, we are a party to a Limited Guaranty with Goldman and RedfinNow Pledgor LLC ("RedfinNow Pledgor"), one of our wholly owned subsidiaries, is a party to a Pledge, Security and Guaranty Agreement with Goldman, each dated as of July 26, 2019 and entered into in connection with RedfinNow Borrower's entry into the Loan Agreement.

On March 27, 2020, we, RedfinNow Borrower, RedfinNow Pledgor, and Goldman entered into Amendment No. 2 to the Loan Agreement. Prior to Amendment No. 2, borrowings under the Loan Agreement generally bore interest at a rate of one-month LIBOR (subject to a floor of 0.50%) plus 2.65%. Commencing with Amendment No. 2, which retroactively applies to new borrowings on and after March 24, 2020, each new borrowing under the Loan Agreement generally bears interest at a rate of one-month LIBOR (subject to a floor of 0.50%) plus an additional rate agreed upon between RedfinNow Borrower and Goldman. For the most recent borrowings RedfinNow Borrower received on April 1, 2020, the additional rate for such borrowings was 3.90%.

As of the close of business on April 1, 2020, RedfinNow Borrower's outstanding borrowings under the Loan Agreement was approximately $23 million.

For the material terms of the Loan Agreement, including terms of repayment of outstanding borrowings and the situations where repayment may be accelerated, please see Note 15 to the condensed consolidated financial statements in our Form 10-Q for the quarter ended June 30, 2019, which we incorporate into this report by reference (other than the disclosure of the Loan Agreement's interest rate, which is superseded by the disclosure in this report).

Item 7.01 Regulation FD.

On April 2, 2020, Adam Wiener, our Chief Growth Officer, published an article at www.redfin.com/blog. A copy of the article is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Article published April 2, 2020
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: April 2, 2020	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer